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                                                                                             Exhibit 11
                                                                                             ----------


                  FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS AND
                  -----------------------------------------------------------
                                  FIRST UNION MANAGEMENT, INC.
                                  ----------------------------
                        STATEMENTS RE: COMPUTATION OF PER SHARE EARNINGS
                        ------------------------------------------------
                             (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                         Three Months Ended
                                                               March 31,
                                                   ------------------------------
                                                     1994                 1993
                                                   ---------            ---------
Shares Outstanding:
  For computation of primary net income
    per share -
    Weighted average                                 18,109               18,090
                                                   ========              =======


  For computation of fully diluted net
    income per share -
    Weighted average, without regard to exer-
     cise of shares under share option plans         18,109               18,086
    Weighted average of outstanding shares
     issued under share option plans                  ---                      4
                                                   --------              -------
    Adjusted shares outstanding                      18,109               18,090
                                                   ========              =======



Net Income                                         $  1,612              $ 4,357
                                                   --------              -------

Per Share - Primary and fully diluted:
  Income from operations                           $    .09              $   .16
  Capital gains                                                              .08
                                                   --------              -------
  Net income                                       $    .09              $   .24
                                                   ========              =======
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